Exhibit 1.1

NASUS PHARMA LTD.

UNDERWRITING AGREEMENT

[*] Ordinary Shares

July [*], 2025

Laidlaw & Company (UK) Ltd.

As the Representative of the

Several Underwriters Named on Schedule I hereto

c/o Laidlaw & Company (UK) Ltd.

521 5th Avenue, 12th Fl.

New York, NY 10175

Ladies and Gentlemen:

Nasus Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter), for whom Laidlaw & Company (UK) Ltd. is acting as the representative of the Underwriters (the “Representative”), an aggregate of [*] authorized but unissued ordinary shares (the “Firm Shares”) of the Company, no par value (the “Ordinary Shares”). In addition, the Company proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, up to an additional [*] authorized but unissued shares of Ordinary Shares (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares”. The Shares, the Underwriter Warrants (as defined below) and the Underwriter Warrant Shares (as defined below) are collectively referred to as the “Securities.”

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form F-1 (File No. 333-[*]) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

The Commission has not notified the Company of any objection to the use of the Registration Statement or any post-effective amendment thereto.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i) No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below) as of [*] a/p.m. (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package, any Testing-the-Waters Communications, and the roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication in connection with the offering contemplated hereby other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”), other than those previously provided to the Underwriter and listed on Schedule IV. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v) Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Shares, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus in any material respect. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present, in all material respects, the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii) [Reserved].

(viii) Independent Accountants. To the Company’s knowledge, Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, which has expressed its opinion with respect to the financial statements and schedules included as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(ix) Accounting and Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language (if any) included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Except as disclosed in the Registration Statement, the Company maintains disclosure controls and procedures (as defined under Rules 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(xi) Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(xii) Trading Market. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are approved for listing on the NYSE American LLC (the “NYSE”). To the Company’s knowledge, there is no action pending by NYSE to delist the Ordinary Shares from the NYSE, nor has the Company received any notification that the NYSE is contemplating terminating such listing. When issued, the Shares and the Underwriter Warrant Shares will be listed on the NYSE. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the NYSE that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the NYSE rules not currently in effect upon and all times after the effectiveness of such requirements.

(xiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, as follows:

(i) Good Standing. The Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. The Company has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, management, shareholders’ equity, properties, business or prospects of the Company taken as a whole, (ii) the ability of the Company to consummate the transactions contemplated hereby or (iii) the ability of the Company to list the Ordinary Shares on, or result in the delisting of the Ordinary Shares from, the NYSE (in each case, a “Material Adverse Effect”). The Company is not designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”)) by the Registrar of Companies of the State of Israel, nor has a proceeding been instituted in Israel by the Registrar of Companies of the State of Israel for the dissolution of the Company. The articles of association of the Company and other constitutive or organizational documents of the Company comply with the requirements of applicable Israeli law and are in full force and effect; and the Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and as disclosed in the Pricing Disclosure Package.

(ii) Authorization. The Company has the power and authority to enter into this Agreement and the Underwriter Warrants and to authorize, issue and sell the Shares, the Underwriter Warrants and the Underwriter Warrant Shares as contemplated by this Agreement and the Underwriter Warrants. This Agreement and the Underwriter Warrants have been duly authorized by the Company, and when executed and delivered by the Company, and will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) Contracts. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement and the Underwriter Warrants and the consummation of the transactions herein contemplated will not (A) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company is subject, or by which any property or asset of the Company is bound or affected, (B) materially conflict with, result in any material violation or material breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or material obligation or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of association or by-laws.

(iv) No Violations of Governing Documents. The Company is not in violation, breach or default under its articles of association or other equivalent organizational or governing documents, except for any such violation that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Underwriter Warrants and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from NYSE to list the Shares and the Underwriter Warrant Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding Ordinary Shares of the Company are duly authorized and validly issued, fully paid and non-assessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus for the issuances of options in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any Ordinary Shares of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the share capital of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Ordinary Shares issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon due exercise of the Underwriter Warrants, as applicable, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(vii) Taxes. The Company has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined), as applicable, required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s knowledge, no issues have been raised (and are currently pending) by any tax authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital; (c) there has not been any change in the share capital of the Company (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding preferred shares or other convertible securities or issuances under the Company’s existing equity awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix) Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x) Permits. The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(xi) Good Title. The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xii) Intellectual Property. The Company owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. The Company has not received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of the officers, directors or employees of the Company, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii) Regulatory. All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company, taken as a whole, are or have been adequately described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus in all material respects. The clinical and preclinical studies conducted by or on behalf of the Company that are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of, or reason to believe that, any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received any written notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge of, or reason to believe that, (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

(xiv) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xvi) Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(xvii) SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect, upon it and at all times after the effectiveness of such provisions.

(xviii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 5760-2000, Israel Prohibition on Money Laundering Order, 5761-2001 and the Israeli Counter-Terrorism Law, 5776-2016, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its respective properties, assets or operations.

(xix) Foreign Corrupt Practices Act. Neither the Company nor any director or officer of the Company, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) OFAC. Neither the Company, nor any director or officer of the Company, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority, including by virtue of similar laws or regulations of the State of Israel; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any sanctions.

(xxi) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxii) Books and Records. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and to the knowledge of the Company such books (i) contain in all material respects a complete summary of all meetings and actions of the board of directors (including each board committee, if any) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxiii) No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(xxiv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxv) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvi) No Registration Rights. No person or entity has the right to require registration of Shares or other securities of the Company within 270 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(xxvii) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by its riders and all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.25 below), provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(xxviii) Continued Business. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxix) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxx) No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxxi) Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxii) No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and counsel to the Underwriter if it becomes aware that any officer, director of the Company or any owner of 10% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxiii) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxiv) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Securities” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Shares, and (iii) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxv) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, option plans or other employee compensation plans or pursuant to outstanding preferred shares, options, rights or warrants or other outstanding convertible securities.

(b) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for the Firm Shares shall be $[*] per share and related Underwriter Warrant.

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The purchase price to be paid by the Underwriters for the Option Shares shall be $[*] per share. This option may be exercised by the Representative on behalf of the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

(c) Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares, as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Laidlaw & Company (UK) Ltd., 521 5th Avenue, 12th Fl., New York, NY 10175, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on the first (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the second) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares that the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve the Underwriter from any of its obligations under this Agreement.

(f) The Company shall issue to the Representative (and/or it’s designee(s)) (i) on the Closing Date warrants (the “Underwriter Warrants”), in form and substance acceptable to the Representative, for the purchase of an aggregate of [*] shares of Ordinary Shares, representing 3.0% of the aggregate number of Firm Shares, and (ii) on each Option Closing Date, if any, Underwriter Warrants for the purchase of an aggregate of 3.0% of the Closing Shares sold in the Over-allotment Option, on that Option Closing Date. The Underwriter Warrants shall be registered in the name or names and shall be in such denominations as Representative may request at least one (1) business day before the Closing Date or any Option Closing Date, as the case may be, and shall be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half year period commencing on the six month anniversary of the Closing Date and expiring five years from the Effective Date at an initial exercise price per Share of $[*], which is equal to 125.0% of the initial public offering price of the Firm Shares. The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter Warrants during the one hundred eighty (180) days after the Closing Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Closing Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

5. Covenants.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 full calendar months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Underwriters’ counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Underwriters; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) fees and disbursements related to background checks of the Company’s officers and directors in an amount not to exceed $15,000 and (j) reasonable out of pocket expenses and legal fees for the Underwriters’ legal counsel, in an amount not to exceed $175,000, of which legal expenses shall not exceed $125,000.

(ix) The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a)(viii), on the Closing Date and on each Option Closing Date, if any, it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a management fee equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares and Option Shares, if any.

(x) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(xi) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xii) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xiii) The Company hereby agrees to, for a period commencing on the date hereof and ending on the 80th day after the Closing Date (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Ordinary Shares or other equity securities of the Company (or securities of the Company convertible into or exercisable or exchangeable for Ordinary Shares or other equity securities of the Company) (collectively, “Lock-Up Securities”), or sell or grant options, rights or warrants with respect to any Lock-Up Securities (other than the grant of options or other equity awards in the ordinary course of business pursuant to incentive plans described in the Registration Statement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other Lock-Up Securities, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Lock-Up Securities, (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities or (6) agree to or publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative on behalf of the Underwriters; provided, however, that the following shall not be prohibited by the foregoing: (i) the adoption of an equity incentive plan, and the grant of awards or equity pursuant to any such equity incentive plan or existing plan disclosed in the Registration Statement to officers, directors, employees or consultants of the Company, or transfer or issuance upon the exercise of options to purchase the Company’s Ordinary Shares, and the filing of a registration statement on Form S-8 relating thereto; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of Lock-Up Securities, and the filing of a registration statement on Form F-4 relating thereto, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. Additionally, the Company’s directors, officers, and any other holder(s) of the outstanding shares of Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into shares of Ordinary Shares) shall enter into customary “lock-up” agreements in favor of the Underwriters pursuant to which such persons and entities specified in Schedule V shall agree, for a period of 180 days after the Closing of the Offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company, subject to customary exceptions.

(xiv) The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(xiv).

(xv) Tail Financing. If within 12 months from the earlier of expiration or effective date of termination of the Engagement Period, the Company’s securities are sold by the Company or any of its affiliates in a transaction or series of transactions with any person whom the Underwriters directly or indirectly introduced to the Company then the Company shall pay the Underwriters, at the time of each such sale, a cash fee in the amount equal to seven percent (7.0%) of the gross proceeds received by the Company from each such sale, provided that payment of any such fee shall at all times be in compliance with FINRA Rule 5110(g)(5)(B). The Company may also terminate the Engagement Period for Cause, and in such case the Company will not be responsible for paying for the fee as contemplated under this Section 6 in compliance with FINRA Rule 5110(g)(5)(B).

“Cause” means, in each case as reasonably determined by the other party, (i) general incompetence or non-performance, (ii) failure to fulfill the applicable party’s obligations under this Agreement including the performance of the services in a manner reasonably acceptable to the other party, (iii) gross negligence or willful misconduct. If the Company believes that the Representative has engaged in Cause, it must first notify the Representative in writing of the facts and circumstances supporting such assertion(s) and allow the Representative twenty (20) days to cure such alleged defaults.

“Engagement Period” means the period between June 22, 2025 and until the earliest of: (i) the Closing Date or the last Option Closing Date (until the later of them), and (ii) September 20, 2025.

(xvi) Right of First Refusal. During the twelve month period following the completion of the Offering, if the Company decides to raise funds by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked, or debt securities, the Underwriters (or any affiliate designated by the Underwriters) shall have the right to act as a member of the syndicate for such financing with a fee of no less than 40% the aggregate underwriter or placement agent economics for such a financing. If the Underwriters or one of their affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. For avoidance of doubt, this Section (xvi) shall not limit the Company from raising funds with a third party under an At-the-Market agreement or similar facility. Notwithstanding anything to the contrary contained herein, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described above shall not have a duration of more than three (3) years from the commencement of sale of the first Offering or the termination date of the Engagement Period.

(xvii) The Company hereby agrees to engage and maintain, at its expense, a transfer agent for the Ordinary Shares.

(xviii) The Company hereby agrees to use its commercially reasonable efforts to obtain approval to list the Shares and the Underwriter Warrant Shares on NYSE.

(xix) The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(xx) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the lock-up period described in Section 5(a)(xiii) above.

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(b) The Shares and the Underwriter Warrant Shares shall be approved for listing on NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, (i) the opinion and negative assurance letter of Sullivan & Worcester LLP, U.S. counsel to the Company, and (ii) the opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of Sichenzia Ross Ference Carmel LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to Representative.

(h) The Representative, for the benefit of the Underwriters, shall have received a comfort letter from Brightman Almagor Zohar & Co., on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and all applicable regulations, and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to the date hereof or such Closing Date or such Option Closing Date, as the case may be.

(i) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(j) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the [*] of the Company, in its capacity as officer of the Company, certifying: (i) that the articles of association in effect after the Closing is true and complete, has not been modified and is in full force and effect as of after the Closing; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(k) On or before the date hereof, the Representative shall have received duly executed lock-up agreement (each a “Lock- Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and each of the parties specified in Schedule V.

If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) Representative shall have received on and as of the date hereof, the Closing Date and on each Option Closing Date satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any material inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any material failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the Indemnified Party’s willful misconduct or gross negligence.

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it notifies the Company of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re- allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company, any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Over-Allotment Option to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or NYSE or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on the Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5(a)(viii) and the provisions of Section 7 and Sections 11 through 18, inclusive, shall not terminate and shall remain in full force and effect.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, delivered or telecopied to the parties as follows:

if to the Representative:

Laidlaw & Company (UK) Ltd.

521 5th Avenue, 12th Fl.

New York, NY 10175

Attention: Managing Director

with copies to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Fl.

New York, New York 10036

Attention: Ross D. Carmel, Esq.

if to the Company:

Nasus Pharma Ltd.

Yigal Alon 65

Tel Aviv, Israel

Attention: Chief Executive Officer, Dan Teleman

with copies to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Eric Victorson, Esq.

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriter.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof.

17. Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Nasus Pharma Ltd.

By:
Name:	Dan Teleman
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative acting on behalf of itself and as Representative of the several Underwriters.

Laidlaw & Company (UK) Ltd.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Laidlaw & Company (UK) Ltd.

Craft Capital Management LLC

Total:

SCHEDULE II

Final Term Sheet

Issuer:	Nasus Pharma Ltd. (the “Company”)

NYSE Symbol:	NSRX

Securities:	[ ] ordinary shares, no par value (the “Ordinary Shares”), of the Company

Underwriter’s Warrants:	Underwriter Warrants entitling the Underwriters to purchase 3% of the aggregate number of shares of Ordinary Shares issued in this offering at an exercise price of $[ ] per share. The warrants will have a term of five (5) years and may be exercised 180 days following the effective date of the Registration Statement.

Over-allotment option:	Up to an additional [ ] shares of Ordinary Shares at a public offering price of $[ ] per share

Public offering price:	$[ ] per share of Ordinary Shares

Underwriting discount:	$[ ] per share of Ordinary Shares

Expected gross proceeds:	$[ ] million ($[ ] if the overallotment option is exercised in full).

Trade date:

Settlement date:

Underwriters:	Laidlaw & Company (UK) Ltd. Craft Capital Management LLC

SCHEDULE III

Free Writing Prospectus

1.	None

SCHEDULE IV

Written Testing-the-Waters Communications

SCHEDULE V

List of officers, directors, employees and shareholders executing lock-up agreements

[*]

EXHIBIT A

Form of Lock-Up Agreement

Laidlaw & Company (UK) Ltd.

521 5th Avenue, 12th Fl.

New York, NY 10175

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nasus Pharma Ltd., company organized under the laws of the State of Israel (the “Company”), relating to a proposed offering of securities of the Company (the “Offering”) including its ordinary shares, no par value (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date that is 180 days after the Closing date of the Offering, (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or other equity securities of the Company, or any securities convertible into or exercisable or exchangeable for Common Shares or other equity securities of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; (4) engage in any short selling of Lock-Up Securities; or (5) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned or a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, shareholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made; (f) the receipt by the undersigned from the Company of Ordinary Shares upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Company’s Ordinary Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer of Ordinary Shares or any securities convertible into Ordinary Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 180 days after the date of the Underwriting Agreement, and after such 180th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (i) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (j) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (j) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting shares of the Company.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Ordinary Shares even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Ordinary Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that, if the Underwriting Agreement does not become effective by September 20, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

Name:

EXHIBIT B

Form of Press Release

Nasus Pharma Ltd.

[Date]

Nasus Pharma Ltd., an Israeli company (the “Company”) announced today that Laidlaw & Company (UK) Ltd., the Representative of the several Underwriters in the Company’s recent public sale of shares of Ordinary Shares are [waiving][releasing] a lock-up restriction with respect to shares of the Company’s Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

-34-